Exhibit 3.13

FILED

[ILLEGIBLE]

CERTIFICATE OF INCORPORATION

OF

ROWELL POWER COMPANY

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1.                                       The name of the corporation is ROWELL POWER COMPANY

2.                                       The address of its registered office in the State of Delaware is No. 100 West Tenth Street, in the City of Wilmington, County of New Castle.  The name of its registered agent at such address is The Corporation Trust Company.

3.                                       The nature of the business or purposes to be conducted or promoted is:

The operation and maintenance of a hydroelectric installation and any associated activities.

4.                                       The total number of shares of stock which the corporation shall have authority to issue is one thousand (1,000); all of such shares shall be without par value.

The holders of stock shall, upon the issue or sale of shares of stock of any class (whether now or hereafter authorized) or any securities convertible into such stock, have the right, during such period of time and on such conditions as the board of directors shall prescribe, to subscribe to and purchase such shares or securities in proportion to their respective holdings of stock, at such price or prices as the board of directors may from time to time fix and as may be permitted by law.

5A.                             The name and mailing address of each incorporator is as follows:

NAME	MAILING ADDRESS

JoAnne Jensen	P. O. Box 50 One Jefferson Square Boise, Idaho 83728

Dott K. Stuart	P. O. Box 50 One Jefferson Square Boise, Idaho 83728

5B.                               The name and mailing address of the person who is to serve as a director until the first annual meeting of the stockholders, or until a successor is elected and qualified, is as follows:

NAME	MAILING ADDRESS

J. L. Clute	P. O. Box 50 One Jefferson Square Boise, Idaho 83728

6.                                       The corporation is to have perpetual existence.

7.                                       In furtherance and not in limitation of the powers conferred by statute, the board of directors is expressly authorized to make, alter or repeal the bylaws of the corporation.

8.                                       Meetings of stockholders may be held within or without the State of Delaware, as the bylaws may provide.  The books of the corporation may be kept (subject to any provision contained in the statutes) outside the State of Delaware at such place or places as may be designated from time to time by the board of directors or in the bylaws of the corporation.  Elections of directors need not be by written ballot unless the bylaws of the corporation shall so provide.

9.                                       The corporation reserves the right to amend, alter, change or repeal any provision contained in this certificate of incorporation, in the manner now or hereafter prescribed by statute, and all rights conferred upon stockholders herein are granted subject to this reservation.

WE, THE UNDERSIGNED, being each of the incorporators named, for the purpose of forming a corporation pursuant to the General Corporation Law of the State of Delaware, do make this certificate, declaring and certifying that this is our act and deed and the facts stated are true.

Executed October 7, 1982.

/s/ JoAnne Jensen
JoAnne Jensen

/s/ Dott K. Stuart
Dott K. Stuart

Return to:	JoAnne Jensen, Supervisor
Corporate Information Services
P. O. Box 50, Boise, ID 83728

8400200329

FILED

[ILLEGIBLE]

/s/ [ILLEGIBLE]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

* * * *

ROWELL POWER COMPANY, a corporation organized and existing under and by virtue of the General Corporation Law of the State of Delaware, CERTIFIES:

FIRST: That the sole Director of the corporation, by written consent, filed with the minutes of the Board of Directors a resolution proposing and approving the following amendment to the Certificate of Incorporation:

RESOLVED, that the Certificate of Incorporation of ROWELL POWER COMPANY be amended by changing the Article numbered “1.” to read as follows:

“1.                                 The name of the corporation is GILEAD POWER COMPANY”

SECOND: That in lieu of a meeting and vote of stockholders, the sole stockholder has given unanimous written consent to said amendment in accordance with the provisions of Sections 228. (a); 242. (a)(1).

IN WITNESS WHEREOF, this certificate is executed and sealed January 17, 1984.

ROWELL POWER COMPANY

/s/ J. E. Clute
J. E. Clute, Vice President

ATTEST:
[SEAL]

/s/ J. R. Ayre
J. R. Ayre, Secretary

2

8503470198

FILED

[ILLEGIBLE]

CERTIFICATE OF AMENDMENT

OF

CERTIFICATE OF INCORPORATION

OF

GILEAD POWER COMPANY

GILEAD POWER COMPANY, a corporation organized and existing under the laws of the State of Delaware, hereby certifies as follows:

1.                                       That the following amendment of the Certificate of Incorporation of the corporation has been duly adopted in accordance with the provisions of Sections 228 and 242 of the General Corporation Law of the State of Delaware:

The Certificate of Incorporation of Gilead Power Company, a Delaware corporation, as heretofore amended, is further amended as follows:

(a)                                   Article 1 is amended in its entirety to read as follows:

1.                                       The name of the corporation is RUMFORD COGENERATION, INC.

(b)                                  Article 3 is amended in its entirety to read as follows:

3.                                       The nature of the business or purposes to be conducted or promoted is:

To engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of Delaware.

IN WITNESS WHEREOF, this certificate is executed and sealed December 11, 1985.

GILEAD POWER COMPANY

/s/ J. E. Clute
J. E. Clute, Vice President

ATTEST:

[SEAL]

/s/ J. R. Ayre
J. R. Ayre, Secretary

2

State of Delaware
Secretary of State
Division of Corporations
Delivered 10:55 AM 05/20/2003
FILED 09:32 AM 05/20/2003
SRV 030325031 - 0945920 FILE

CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE

AND OF REGISTERED AGENT

OF

RUMFORD COGENERATION, INC.

It is hereby certified that:

1.                                       The name of the corporation (hereinafter called the “corporation”) is

RUMFORD COGENERATION, INC.

2.                                       The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.

3.                                       The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.

4.                                       The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.

/s/ James E. Collins
Name: James E. Collins
Title: Vice President & Secretary